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                                                                      EXHIBIT 5

                 [Wildman, Harrold, Allen & Dixon Letterhead]


PC Quote, Inc.
300 South Wacker Drive, Suite 300
Chicago, Illinois  60606

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to PC Quote, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 5,419,032 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of PC Quote, Inc., a
Delaware corporation (the "Company"), consisting of 3,049,032 shares of Common Stock issuable upon the exercise and conversion of convertible securities
(the "Issuable Shares"), and 2,370,000 issued and outstanding shares of Common Stock (the "Outstanding Shares") previously acquired by Physicians Insurance Company of Ohio ("PICO") and PICO Holdings, Inc. ("Holdings"), that may be sold from time to time by PICO, Holdings and the Wexford Affiliates, as defined below, (together, the "Selling Shareholders"). The Issuable Shares are deliverable upon exercise and conversion of the following convertible securities: (i) a Common Stock Purchase Warrant (herein referred to as the "Class A Purchase Warrant"), issued to Holdings on May 5, 1997, entitling Holdings to purchase up to 320,000 shares of Common Stock; (ii) a Common
Stock Purchase Warrant (herein referred to as the "Class B Purchase
Warrant"), issued to Holdings in August, 1997, entitling Holdings to purchase up to 500,000 shares of Common Stock; (iii) a Common Stock Purchase Warrant (herein referred to as the "Class C Purchase Warrant"), issued to Holdings on September 22, 1997, entitling Holdings to purchase up to 129,032 shares of Common Stock; (iv) Common Stock Purchase Warrants (herein referred to as the "Class D Purchase Warrants", and together with the Class A Purchase Warrant, the Class B Purchase Warrant and the Class C Purchase Warrant, the "Purchase Warrants"), issued to Imprimis Investors LLC and Wexford Spectrum Investors LLC (collectively, the "Wexford Affiliates"), in October, 1997, entitling the Wexford Affiliates to purchase up to 500,000 shares of Common Stock; and (v) a Subordinated Convertible Debenture (the "Debenture", and together with the Purchase Warrants, the "Convertible Securities"), which may be converted at any time by PICO into a minimum of 1,600,000 shares of Common Stock.

     The Selling Shareholders may sell the Outstanding Shares and the Issuable Shares, when issued and delivered in accordance with the terms of the Convertible Securities, in one or more transactions (which may include block transactions) effected from time to time on the American Stock Exchange, in special offerings, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, in each case at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity


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for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Outstanding Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable, and the Issuable Shares to be sold by the Selling Shareholders have been duly authorized by all requisite corporate action and will be validly issued, fully paid and nonassessable when issued and delivered in accordance with the terms of the Convertible Securities.

     Our opinions expressed above are limited to the laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated:  May 19, 1998                    Very truly yours,

                              /s/ Wildman, Harrold, Allen & Dixon